                                                                 EXHIBIT 99.4

                                BUSINESS LICENCE

                                       OF

                             ENTERPRISE LEGAL PERSON

                                       OF

            ZHEJIANG ASIAINFO TELECOMMUNICATION TECHNOLOGY CO. LTD.


                                    (copy)


               Registration Number: Qi Du Zhe Zong Zi No. 001926




This enterprise, upon examination and verification, is registered as a qualified legal person to commence business

                                                                     No. 0017653

Enterprise Name:         (Chinese) [Zhejiang AsiaInfo Dekang Telecommunication
                               Technology Co. Ltd.]

                         (English) [blank]

Address: 22nd and 23rd Floors, Section B of Yao Jiang International Building, No 100, Mo Gan Shan Road, Hangzhou

Enterprise Type:         Wholly Foreign-owned Enterprise

Business Scope:          Development and sales of telecommunication computer
                         software and hardware products; provision of relevant technical services

Registered Capital:      Two million and one hundred thousand US dollars
                         (US$2,100,000)

Board Chairman:          Gong Hongjia

Board Vice Chairman:     none

General Manager:         Sun Yilang

Deputy General Manager:  Shi Zhong

Business Term:           from 5 April 1995 to 4 April 2010

Licence Valid Term:      from 5 April 1995 to 4 April 2010



Director: Wang Zhongfu

State Administration of Industry and Commerce

of the People's Republic of China

(Official Seal of SAIC of PRC)

Dated: 23 September 1999


                                     - 2 -